NEWS RELEASE

At Old Republic:	At Financial Relations Board:

Craig R. Smiddy, President and CEO	Analysts/Investors: Joe Calabrese 212/827-3772

OLD REPUBLIC REPORTS RESULTS FOR THE THIRD QUARTER AND FIRST NINE MONTHS OF 2021

CHICAGO – October 28, 2021 – Old Republic International Corporation (NYSE: ORI) today reported the following consolidated results (a):

OVERALL RESULTS

	Quarters Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Pretax income (loss)	$106.0	$306.9		$1,132.6	$36.1
Pretax investment gains (losses)	(192.6)	80.7		303.7	(516.7)
Pretax income (loss) excluding investment gains (losses)	$298.6	$226.2	32.0%	$828.8	$552.8	49.9%

Net income (loss)	$88.7	$246.0		$907.3	$38.9
Net of tax investment gains (losses)	(151.6)	63.7		239.6	(408.0)
Net income (loss) excluding investment gains (losses)	$240.4	$182.3	31.9%	$667.6	$446.9	49.4%

PER DILUTED SHARE

	Quarters Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Net income (loss)	$.29	$.83		$3.00	$.13
Net of tax investment gains (losses)	(.50)	.21		.79	(1.37)
Net income (loss) excluding investment gains (losses)	$.79	$.62	27.4%	$2.21	$1.50	47.3%

SHAREHOLDERS' EQUITY

				Sept. 30,	Dec. 31,
				2021	2020	% Change
Total				$6,329.4	$6,186.6	2.3%
Per Common Share				$20.96	$20.75	1.0%
________

(a) All amounts in this report are stated in millions except common stock data and percentages.

Consolidated pretax income, excluding investment gains or losses continued to show strong growth in profitability in the General Insurance and Title Insurance businesses. Solid underwriting results produced consolidated combined ratios of 89.8% for the third quarter and 90.4% for the first nine months of 2021, compared to 92.3% and 94.4% in the respective 2020 periods. Total and per share year-to-date net income reflect significant increases in the fair value of equity securities by comparison to 2020 when equity markets were disrupted by the COVID-19 pandemic.

Consolidated net premiums and fees earned increased 18.6% for the quarter and 21.7% for the year-to-date period. General Insurance earned premiums experienced mid-single digit growth over comparative 2020 periods, while Title Insurance continued to experience robust growth in premium and fee revenues as low interest rates and a favorable real estate market persisted. Net investment income increased for the quarter and declined slightly in the year-to-date period reflecting growth in the invested asset base, offset by lower investment yields, to varying degrees in both periods.

Book value per share advanced to $20.96 as of September 30, 2021 from $20.75 at December 31, 2020. The increase was primarily driven by year-to-date improved operating earnings and favorable overall investment valuation trends which were partially offset by dividends, including a $1.50 special dividend.

As the economy continues to emerge from the pandemic, premium and fee revenues in General Insurance could continue growing. As low interest rates and a favorable real estate market continue, Title Insurance premium and fee revenues could remain strong, although may be lower than recent periods.

Old Republic International Corporation

Old Republic's business is managed for the long run. In this context management's key objectives are to achieve highly profitable operating results over the long term, and to ensure balance sheet strength for the primary needs of the insurance subsidiaries' underwriting and related services business. In this view, the evaluation of periodic and long-term results excludes consideration of all investment gains and (losses). Under Generally Accepted Accounting Principles (GAAP), however, net income (loss), which includes all specifically defined realized and unrealized investment gains and (losses), is the measure of total profitability.

In management's opinion, the focus on income (loss) excluding all investment gains and losses provides a better way to realistically analyze, evaluate, and establish accountability for the results and benefits that arise from the basic operations of the business. The inclusion of realized investment gains and (losses) in net income (loss) can mask the reality and trends in the fundamental operating results of the insurance business. That is because their realization is, more often than not, highly discretionary. It is usually affected by the timing of individual securities sales, tax-planning considerations, and modifications of investment management judgments about the direction of securities markets or the prospects of individual investees or industry sectors. Moreover, the inclusion of unrealized investment gains and (losses) in equity securities can further distort such operating results and trends therein and thus lead to even greater period-to-period fluctuations in reported net income (loss). The impact of the continuous volatility in stock market valuations is most evident in its net of tax effect on net income (loss) for the periods reported upon.

FINANCIAL HIGHLIGHTS
	Quarters Ended September 30,			Nine Months Ended September 30,
SUMMARY INCOME STATEMENTS (a):	2021	2020	% Change	2021	2020	% Change
Revenues:
Net premiums and fees earned	$2,055.4	$1,732.8	18.6%	$5,881.6	$4,831.6	21.7%
Net investment income	111.6	106.4	4.9	323.6	329.3	-1.7
Other income	37.8	31.7	19.2	112.0	98.5	13.7
Total operating revenues	2,204.9	1,871.0	17.8	6,317.3	5,259.5	20.1
Investment gains (losses):
Realized from actual transactions	6.6	1.4		15.6	12.7
Unrealized from changes in fair value of equity securities	(199.3)	79.2		288.1	(529.4)
Total investment gains (losses)	(192.6)	80.7		303.7	(516.7)
Total revenues	2,012.2	1,951.7		6,621.0	4,742.8
Operating expenses:
Claim costs	618.4	638.1	-3.1	1,846.8	1,884.8	-2.0
Sales and general expenses	1,270.8	997.1	27.5	3,601.8	2,789.8	29.1
Interest and other charges	16.8	9.5	77.8	39.7	31.8	24.6
Total operating expenses	1,906.2	1,644.7	15.9%	5,488.4	4,706.6	16.6%
Pretax income (loss)	106.0	306.9		1,132.6	36.1
Income taxes (credits)	17.2	60.9		225.2	(2.7)
Net income (loss)	$88.7	$246.0		$907.3	$38.9

COMMON STOCK STATISTICS:
Components of net income (loss) per share:
Basic net income (loss) excluding investment gains (losses)	$0.79	$0.62	27.4%	$2.22	$1.50	48.0%
Net investment gains (losses):
Realized from actual transactions	0.02	—		0.04	0.03
Unrealized from changes in fair value of equity securities	(0.52)	0.21		0.75	(1.40)
Basic net income (loss)	$0.29	$0.83		$3.01	$0.13
Diluted net income (loss) excluding investment gains (losses)	$0.79	$0.62	27.4%	$2.21	$1.50	47.3%
Net investment gains (losses):
Realized from actual transactions	0.02	—		0.04	0.03
Unrealized from changes in fair value of equity securities	(0.52)	0.21		0.75	(1.40)
Diluted net income (loss)	$0.29	$0.83		$3.00	$0.13
Cash dividends on common stock	$1.72	$0.21		$2.16	$0.63
Book value per share				$20.96	$20.39	2.8%

(a) Certain reclassification adjustments were made to increase net premiums and fees earned with a corresponding increase to sales and general expenses in the quarter and first nine months ended September 30, 2020 to conform the prior period to the current presentation. See Note (a) in Title Insurance Segment Results on page (5).

Management believes the information in sections A to G and J of the table on the following page highlight the most meaningful, realistic indicators of ORI's segmented and consolidated financial performance. The information underscores the necessity of reviewing reported results by separating the inherent volatility of securities markets and their above-noted impact on reported net income (loss).

Old Republic International Corporation

	Major Segmented and Consolidated Elements of Income (Loss)
	Quarters Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
A. Net premiums, fees, and other income (c):
General insurance	$902.8	$861.9	4.7%	$2,629.2	$2,532.8	3.8%
Title insurance	1,142.1	857.0	33.3	3,218.7	2,254.5	42.8
Corporate and other	2.6	2.9	-9.0	8.2	9.0	-9.2
Other income	37.8	31.7	19.2	112.0	98.5	13.7
Subtotal	2,085.5	1,753.7	18.9	5,968.1	4,895.0	21.9
RFIG run-off business	7.7	10.8	-28.8	25.4	35.1	-27.5
Consolidated	$2,093.2	$1,764.6	18.6%	$5,993.6	$4,930.2	21.6%

B. Underwriting and related services income (loss):
General insurance	$77.7	$38.7	100.7%	$202.0	$89.5	125.6%
Title insurance	125.3	93.2	34.4	347.8	182.3	90.8
Corporate and other	(4.9)	(3.7)	-31.9	(17.1)	(12.6)	-35.0
Subtotal	198.0	128.2	54.5	532.7	259.2	105.5
RFIG run-off business	5.8	1.1	N/M	12.1	(3.7)	N/M
Consolidated	$203.9	$129.3	57.7%	$544.9	$255.4	113.4%
C. Consolidated underwriting ratio (c):
Claim ratio:
Current year	32.4%	38.2%		33.4%	39.9%
Prior years	(2.3)	(1.4)		(2.0)	(.9)
Total	30.1	36.8		31.4	39.0
Expense ratio	59.7	55.5		59.0	55.4
Combined ratio	89.8%	92.3%		90.4%	94.4%

D. Net investment income:
General insurance	$84.2	$85.9	-1.9%	$256.2	$264.2	-3.0%
Title insurance	10.9	10.2	6.6	32.5	31.4	3.5
Corporate and other	13.8	6.8	103.5	26.1	21.8	19.5
Subtotal	109.0	102.9	5.9	314.8	317.5	-0.8
RFIG run-off business	2.6	3.4	-24.6	8.7	11.8	-25.9
Consolidated	$111.6	$106.4	4.9%	$323.6	$329.3	-1.7%
E. Interest and other charges (credits):
General insurance	$16.1	$14.8		$48.2	$48.7
Title insurance	0.4	0.3		1.9	1.8
Corporate and other (a)	0.2	(5.7)		(10.5)	(18.7)
Subtotal	16.8	9.5		39.7	31.8
RFIG run-off business	—	—		—	—
Consolidated	$16.8	$9.5	77.8%	$39.7	$31.8	24.6%

F. Segmented and consolidated pretax income (loss) excluding investment gains (losses)(B+D-E):
General insurance	$145.8	$109.7	32.8%	$410.0	$305.1	34.4%
Title insurance	135.7	103.1	31.7	378.3	211.9	78.6
Corporate and other	8.6	8.7	-1.3	19.5	27.8	-30.0
Subtotal	290.2	221.6	30.9	807.9	544.8	48.3
RFIG run-off business	8.4	4.5	83.9	20.9	8.0	160.7
Consolidated	298.6	226.2	32.0%	828.8	552.8	49.9%
Income taxes (credits) on above (b)	58.2	43.9		161.1	105.9
G. Net income (loss) excluding
investment gains (losses)	240.4	182.3	31.9%	667.6	446.9	49.4%
H. Consolidated pretax investment gains (losses):
Realized from actual transactions	6.6	1.4		15.6	12.7
Unrealized from changes in
fair value of equity securities	(199.3)	79.2		288.1	(529.4)
Total	(192.6)	80.7		303.7	(516.7)
Income taxes (credits) on above	(40.9)	16.9		64.0	(108.7)
Net of tax investment gains (losses)	(151.6)	63.7		239.6	(408.0)
I. Net income (loss)	$88.7	$246.0		$907.3	$38.9
J. Consolidated operating cash flow	$455.1	$370.6		$970.6	$808.9

(a) Includes consolidation/elimination entries. (b) The effective tax rates applicable to pretax income excluding investment gains and (losses) were 19.5% and 19.4% for the third quarter and first nine months of 2021, respectively, and 19.4% and 19.2% for the third quarter and first nine months of 2020, respectively. (c) Certain reclassification adjustments were made to increase net premiums and fees earned with a corresponding increase to sales and general expenses in the quarter and first nine months ended September 30, 2020 to conform the prior period to the current presentation. See Note (a) in Title Insurance Segment results on page (5).

Old Republic International Corporation

General Insurance Segment Results

	General Insurance Summary Operating Results
	Quarters Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Net premiums written	$972.8	$932.5	4.3%	$2,742.3	$2,586.0	6.0%
Net premiums earned	902.8	861.9	4.7	2,629.2	2,532.8	3.8
Net investment income	84.2	85.9	-1.9	256.2	264.2	-3.0
Other income	37.5	31.4	19.3	111.2	97.8	13.6
Operating revenues	1,024.6	979.3	4.6	2,996.7	2,895.0	3.5
Claim costs	585.4	607.5	-3.6	1,743.4	1,790.4	-2.6
Sales and general expenses	277.1	247.2	12.1	794.9	750.7	5.9
Interest and other charges	16.1	14.8	8.9	48.2	48.7	-1.0
Operating expenses	878.8	869.5	1.1	2,586.6	2,589.9	-0.1
Segment pretax operating income (loss)	$145.8	$109.7	32.8%	$410.0	$305.1	34.4%

Claim ratio	64.8%	70.5%		66.3%	70.7%
Expense ratio	26.5	25.0		26.0	25.8
Combined ratio	91.3%	95.5%		92.3%	96.5%

General Insurance net premiums earned increased 4.7% and 3.8% for the third quarter and year-to-date periods, respectively. Strong premium rate increases for most lines of coverage other than workers' compensation, and new business production continued. Rising premiums in commercial auto, financial indemnity and property coverages more than offset the decline in workers’ compensation and general liability premiums. Net investment income decreased in both 2021 periods reflecting a growing invested asset base, more than offset by lower investment yields.

The General Insurance reported claim ratio improved in both 2021 periods, influenced by favorable reserve development from prior periods and a lower current period claim provision, reflecting several years of premium rate increases and underwriting actions. The year-to-date expense ratio remained relatively consistent with the prior year, generally reflecting variability of sales and general expenses within the line of coverage mix, while the third quarter 2021 expense ratio was somewhat elevated due to fluctuating levels of operating expense accruals.

Together, these factors produced significantly greater pretax operating income for the periods reported.

The following table shows recent annual and interim periods' claim ratios and the effects of claim development trends:

		Effect of Prior Periods'
		(Favorable)/	Claim Ratio Excluding
	Reported	Unfavorable Claim	Prior Periods' Claim
	Claim Ratio	Reserves Development	Reserves Development
2016	73.0%	0.3%	72.7%
2017	71.8	0.7	71.1
2018	72.2	—	72.2
2019	71.8	0.4	71.4
2020	69.9%	(0.8)%	70.7%
3rd Quarter 2020	70.5%	(0.8)%	71.3%
3rd Quarter 2021	64.8%	(3.2)%	68.0%
1st Nine Months 2020	70.7%	(0.5)%	71.2%
1st Nine Months 2021	66.3%	(2.9)%	69.2%

Quarterly and annual claim ratios and trends may not be particularly meaningful indicators of future outcomes for a liability-oriented mix of business with relatively long claim payment patterns. Assuming the current line of coverage mix, management's targets are claim ratio averages in the high 60% to low 70% range, expense ratio averages of 25% or below, and a combined ratio between 90% and 95%.

Old Republic International Corporation

Title Insurance Segment Results

	Title Insurance Summary Operating Results
	Quarters Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Net premiums and fees earned (a)	$1,142.1	$857.0	33.3%	$3,218.7	$2,254.5	42.8%
Net investment income	10.9	10.2	6.6	32.5	31.4	3.5
Other income	0.3	0.3	1.1	0.8	0.6	22.6
Operating revenues	1,153.3	867.6	32.9	3,252.0	2,286.6	42.2
Claim costs	32.9	21.7	51.3	95.4	61.1	56.1
Sales and general expenses (a)	984.1	742.3	32.6	2,776.3	2,011.8	38.0
Interest and other charges	0.4	0.3	29.3	1.9	1.8	7.8
Operating expenses	1,017.6	764.5	33.1	2,873.7	2,074.7	38.5
Segment pretax operating income (loss)	$135.7	$103.1	31.7%	$378.3	$211.9	78.6%

Claim ratio	2.9%	2.5%		3.0%	2.7%
Expense ratio	86.1	86.6		86.2	89.2
Combined ratio	89.0%	89.1%		89.2%	91.9%
________

(a) Certain reclassification adjustments were made to increase net premiums and fees earned with a corresponding increase to sales and general expenses of $67.9 and $186.8 in the quarter and nine months ended September 30, 2020. These adjustments were made to conform the prior period to the current presentation to reflect such revenues gross of applicable commission expense and had no impact on segmented pretax operating income (loss).

Title Insurance net premiums and fees earned increased by 33.3% in the third quarter and by nearly 43% for the year-to-date period, with strong results generated from both agency and direct production channels. This performance was driven by a continued low interest rate environment and a robust real estate market, with increases in purchase transactions partially offset by a decline in refinance levels. Net investment income increased in both 2021 periods reflecting a growing invested asset base, somewhat offset by lower investment yields.

The Title Insurance reported claim ratio was higher for the quarter and year-to-date periods, influenced somewhat by less favorable reserve development from prior periods. The expense ratio improved over the prior year’s third quarter and first nine months from greater leverage of the expense structure on significantly higher premium and fee volume.

Together, these factors produced significantly greater pretax operating income for the periods reported.

The following table shows recent annual and interim periods’ claim ratios and the effects of claim development trends:

		Effect of Prior Periods'
		(Favorable)/	Claim Ratio Excluding
	Reported	Unfavorable Claim	Prior Periods' Claim
	Claim Ratio	Reserves Development	Reserves Development
2016	3.5%	(1.0)%	4.5%
2017	0.8	(3.0)	3.8
2018	1.9	(1.8)	3.7
2019	2.5	(1.2)	3.7
2020	2.3%	(1.3)%	3.6%
3rd Quarter 2020	2.5%	(1.0)%	3.5%
3rd Quarter 2021	2.9%	(0.8)%	3.7%
1st Nine Months 2020	2.7%	(0.8)%	3.5%
1st Nine Months 2021	3.0%	(0.7)%	3.7%

Old Republic International Corporation

RFIG Run-off Segment Results

	RFIG Run-off Summary Operating Results
	Quarters Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Mortgage Insurance (MI)
Net premiums earned	$7.7	$10.8	-28.8%	$25.4	$35.1	-27.5%
Net investment income	2.6	3.4	-24.6	8.7	11.8	-25.9
Claim costs	(1.1)	6.7	-116.5	3.4	28.4	-87.7
MI pretax operating income (loss)	$8.4	$4.5	83.9%	$20.9	$8.0	160.7%

Claim ratio	-14.5%	62.4%		13.7%	80.8%
Expense ratio	39.0	27.2		38.5	29.9
Combined ratio	24.5%	89.6%		52.2%	110.7%

Pretax operating results of RFIG Run-off reflect the continuing drop in net earned premiums in line with the declining risk in force and significantly lower claim costs in comparison to 2020 periods. Net investment income decreased in both 2021 periods from a declining invested asset base and lower investment yields. Claim costs reflect fewer newly reported delinquencies along with improving trends in cure rates and claim severity influenced by the ongoing economic recovery and continued strength in the real estate market.

Together, these factors produced significantly greater pretax operating income for the periods reported.

The following table shows recent annual and interim periods' claim ratios and the effects of claim development trends:

		Effect of Prior Periods'
		(Favorable)/	Claim Ratio Excluding
	Reported	Unfavorable Claim	Prior Periods' Claim
	Claim Ratio	Reserves Development	Reserves Development
2016	34.1%	(39.8)%	73.9%
2017	57.6	(38.3)	95.9
2018	43.2	(27.0)	70.2
2019	55.0	(12.5)	67.5
2020	81.7%	(26.5)%	108.2%
3rd Quarter 2020	62.4%	(77.8)%	140.2%
3rd Quarter 2021	(14.5)%	(106.3)%	91.8%
1st Nine Months 2020	80.8%	(22.3)%	103.1%
1st Nine Months 2021	13.7%	(47.7)%	61.4%

Old Republic International Corporation

Corporate and Other Operating Results

	Corporate and Other Summary Operating Results
	Quarters Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Net life and accident premiums earned	$2.6	$2.9	-9.0%	$8.2	$9.0	-9.2%
Net investment income	13.8	6.8	103.5	26.1	21.8	19.5
Other operating income	—	—	—	—	—	—
Operating revenues	16.5	9.7	69.9	34.3	30.8	11.2
Claim costs	1.1	2.0	-45.4	4.5	4.9	-8.0
Insurance expenses	0.8	0.9	-16.5	2.6	3.3	-19.7
Corporate, interest and other expenses - net	5.9	(2.0)	N/M	7.5	(5.2)	243.1
Operating expenses	7.8	0.9	N/M	14.8	3.0	N/M
Corporate and other pretax operating income (loss)	$8.6	$8.7	-1.3%	$19.5	$27.8	-30.0%

This segment includes the combination of a small life and accident insurance business and the net costs associated with the parent holding company and its internal corporate services subsidiaries. The segment tends to produce highly variable results stemming from volatility inherent from the lack of scale. Interest expense increased related to the issuance of $650 million of debt late in the second quarter. This increase was largely offset by net investment income from the investment of the proceeds.

Summary Consolidated Balance Sheet

	September 30,	December 31,	September 30,
	2021	2020	2020
Assets:
Cash and fixed maturity securities	$11,721.9	$11,365.1	$11,049.8
Equity securities	4,828.0	4,054.8	3,682.9
Other invested assets	116.7	115.3	113.3
Cash and invested assets	16,666.7	15,535.3	14,846.0
Accounts and premiums receivable	1,861.4	1,593.9	1,734.0
Reinsurance balances recoverable	5,054.7	4,362.8	4,359.8
Deferred policy acquisition costs	355.3	328.0	328.8
Sundry assets	1,051.6	995.0	979.9
Total assets	$24,989.9	$22,815.2	$22,248.7

Liabilities and Shareholders' Equity:
Policy liabilities	$2,884.7	$2,593.1	$2,689.9
Claim reserves	11,433.7	10,671.0	10,557.1
Federal income tax payable: Current	1.2	4.2	9.4
Deferred	151.5	137.3	66.4
Reinsurance balances and funds	942.4	725.4	852.1
Debt	1,588.2	966.4	966.2
Sundry liabilities	1,658.4	1,530.8	1,032.8
Total liabilities	18,660.5	16,628.5	16,174.0
Shareholders' equity	6,329.4	6,186.6	6,074.6
Total liabilities and shareholders' equity	$24,989.9	$22,815.2	$22,248.7

Old Republic International Corporation

Cash, Invested Assets, and Shareholders' Equity

	Cash, Invested Assets, and Shareholders' Equity
				% Change
	Sept. 30,	Dec. 31,	Sept. 30,	Sept. '21/	Sept. '21/
	2021	2020	2020	Dec. '20	Sept. '20
Cash and invested assets:
Fixed maturity securities, cash and other invested assets	$11,838.6	$11,480.4	$11,163.1	3.1%	6.1%
Equity securities	4,828.0	4,054.8	3,682.9	19.1	31.1
Total per balance sheet	$16,666.7	$15,535.3	$14,846.0	7.3%	12.3%
Total at cost for all	$15,244.2	$14,151.6	$13,849.1	7.7%	10.1%

Composition of shareholders' equity per share:
Equity before items below	$17.85	$17.73	$18.17	0.7%	-1.8%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)	3.11	3.02	2.22
Total	$20.96	$20.75	$20.39	1.0%	2.8%

Segmented composition of
shareholders' equity per share:
Excluding RFIG run-off segment	$19.65	$19.25	$18.93	2.1%	3.8%
RFIG run-off segment	1.31	1.50	1.46
Consolidated total	$20.96	$20.75	$20.39	1.0%	2.8%

Old Republic's invested assets portfolio is directed in consideration of enterprise-wide risk management objectives. Most importantly, these are intended to ensure solid funding of the insurance subsidiaries' long-term obligations to customers, policyholders and their beneficiaries, as well as the long-term stability of the subsidiaries’ capital accounts. For these reasons, the investment portfolio contains no significant insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations (CDO's), derivatives, hybrid securities, or illiquid private equity and hedge fund investments. Moreover, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

As of September 30, 2021, the consolidated investment portfolio reflected an allocation of approximately 71% to fixed-maturity (bonds and notes) and short-term investments, and 29% to equity securities (common stock). The fixed-maturity portfolio continues to be the anchor for the insurance underwriting subsidiaries' obligations. The maturities are stratified and conservatively matched to the expected timing of paying those obligations in the future. The quality of the investment portfolio remains at high levels.

In recent years, a significant portion of our investable funds have been directed toward high-quality common stocks of U.S. companies (currently limited to fewer than 100 issues). We favor those with long-term records of reasonable earnings growth and steadily increasing dividends. Pursuant to enterprise risk management guidelines and controls, we perform regular stress tests of the equities portfolio to gain reasonable assurance that periodic downdrafts in market prices would not seriously undermine our financial strength and the long-term continuity and prospects of our insurance underwriting business.

Old Republic International Corporation

Changes in shareholders' equity per share are reflected in the following table. As shown, these resulted mostly from net income excluding net investment gains (losses), realized and unrealized investment gains or losses, and dividend payments to shareholders.

	Shareholders' Equity Per Share
	Quarter			Year
	Ended	Nine Months Ended		Ended
	Sept. 30,	September 30,		Dec. 31,
	2021	2021	2020	2020
Beginning balance	$22.59	$20.75	$19.98	$19.98
Changes in shareholders' equity:
Net income (loss) excluding net investment gains (losses)	0.79	2.22	1.50	2.24
Net of tax realized investment gains (losses)	0.02	0.04	0.03	0.04
Net of tax unrealized investment gains (losses)	(0.70)	0.09	(0.53)	0.50
Total net of tax realized and unrealized
investment gains (losses)	(0.68)	0.13	(0.50)	0.54
Cash dividends	(1.72)	(2.16)	(0.63)	(1.84)
Other	(0.02)	0.02	0.04	(0.17)
Net change	(1.63)	0.21	0.41	0.77
Ending balance	$20.96	$20.96	$20.39	$20.75
Percentage change for the period	-7.2%	1.0%	2.1%	3.9%

Capitalization

	Capitalization
	September 30,	December 31,	September 30,
	2021	2020	2020
Debt:
4.875% Senior Notes due 2024	$398.3	$397.9	$397.7
3.875% Senior Notes due 2026	547.2	546.8	546.7
3.850% Senior Notes due 2051	642.6	—	—
Other miscellaneous debt	—	21.7	21.7
Total debt	1,588.2	966.4	966.2
Common shareholders' equity	6,329.4	6,186.6	6,074.6
Total capitalization	$7,917.6	$7,153.1	$7,040.8

Capitalization ratios:
Debt	20.1%	13.5%	13.7%
Common shareholders' equity	79.9	86.5	86.3
Total	100.0%	100.0%	100.0%

Managing Old Republic's Insurance Business for the Long-Run
The insurance business is distinguished from most others in that the prices (premiums) charged for various insurance products are set without certainty of the ultimate benefit and claim costs that will emerge, often many years after issuance and expiration of a policy. This basic fact casts Old Republic as a risk-taking enterprise managed for the long run. Old Republic therefore conducts the business with a primary focus on achieving favorable underwriting results over cycles, and on the maintenance of financial soundness in support of the insurance subsidiaries' long-term obligations to policyholders and their beneficiaries.

In this light, the Company's affairs are managed for the long run and without significant regard to quarterly or even annual reporting periods that American industry must observe. In Old Republic's view, such short reporting time frames do not comport well with the long-term nature of much of its business. Management therefore believes that the Company's operating results and financial condition can best be evaluated by observing underwriting and overall operating performance trends over succeeding five- or preferably ten-year intervals. A ten-year period in particular can likely encompass at least one economic and/or underwriting cycle and thereby provide an appropriate time frame for such cycle to run its course, and for premium rate changes and reserved claim costs to be quantified and emerge in financial results with greater finality and effect.

Old Republic International Corporation

Accompanying Financial Data and Other Information:
•About Old Republic
•Conference Call Information
•Safe Harbor Statement

Financial Supplement:
•A financial supplement to this news release is available on the Company's website:
www.oldrepublic.com

About Old Republic

Chicago-based Old Republic International Corporation is one of the nation's 50 largest shareholder-owned insurance businesses. It is a member of the Fortune 500 listing of America’s largest companies. The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. Old Republic’s general insurance business ranks among the nation’s 50 largest, while its title insurance operations are the third largest in its industry.

The nature of Old Republic's business requires that it be managed for the long run. Its consistent and reliable cash dividend policy reflects this long-term orientation. The current annualized dividend rate of $0.88 per share marks the 40th consecutive year that Old Republic has boosted this rate, and 2021 becomes the 80th year of uninterrupted regular cash dividend payments. Here's a summary of recent years' total book and market returns, which includes the addition and reinvestment of cash dividend payments, in comparison with the financial performance of three selected indices similarly developed.

	ORI		Selected Indices' Compounded
	Annual	Annual	Total Annual Returns
	Book Value	Market Value	Nominal		S & P
	Compounded	Compounded	Gross	S & P	P&C
	Total	Total	Domestic	500	Insurance
	Return	Return	Product	Index	Index

Ten Years 2001 - 2010	8.0%	1.9%	3.9%	1.4%	1.0%
Ten Years 2011 - 2020	8.8%	9.9%	3.3%	13.9%	14.3%
Twenty Years 2001 - 2020	8.4%	5.8%	3.6%	7.5%	7.4%

First Nine Months 2020 - only	5.2%	-31.7%	-2.6%	5.6%	-11.2%
First Nine Months 2021 - only	11.4%	35.4%	7.5%*	15.9%	9.7%

*Estimated

According to the most recent edition of Mergent's Dividend Achievers, Old Republic is listed in 58th place among just 111 qualifying publicly held companies, out of thousands considered, that have posted at least 25 consecutive years of annual dividend growth.

Conference Call Information

Old Republic has scheduled a conference call at 3:00 p.m. ET (2:00 p.m. CT) today to discuss its third quarter and first nine months of 2021 performance and to review major operating trends and business developments. To access this call live in listen-only mode, log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software, or, alternatively the call can also be accessed by phone at 1-888-655-9638. Interested parties may also listen to a replay of the call through November 4, 2021 by dialing 1-800-770-2030, passcode 8437240, or by accessing it on Old Republic International's website through November 28, 2021.

Old Republic International Corporation

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results. It is possible that Old Republic's operating results, business and financial condition could be adversely affected in subsequent periods by future economic disruptions caused by the COVID-19 pandemic and the associated governmental responses.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be particularly affected by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of investment yields and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Title Insurance and RFIG Run-off results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, changes in mortality and health trends, and alterations in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

The General Insurance, Title Insurance, Corporate and Other Segments, and the RFIG Run-off business maintain customer information and rely upon technology platforms to conduct their business. As a result, each of them and the Company are exposed to cyber risk. Many of the Company's operating subsidiaries maintain separate IT systems which are deemed to reduce enterprise-wide risks of potential cybersecurity incidents. However, given the potential magnitude of a significant breach, the Company continually evaluates on an enterprise-wide basis its IT hardware, security infrastructure and business practices to respond to these risks and to detect and remediate in a timely manner significant cybersecurity incidents or business process interruptions.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2020 Form 10-K Annual Report filing to the Securities and Exchange Commission, which is specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For Old Republic's latest news releases and other corporate documents: Please visit us at www.oldrepublic.com

Alternatively, please write or call:

Investor Relations
Old Republic International Corporation
307 North Michigan Avenue, Chicago, IL 60601
(312) 346-8100